Exhibit 99.1

GOLDEN NUGGET ONLINE GAMING REPORTS RECORD 2020 REVENUE, SEES STRONG MOMENTUM IN MICHIGAN, STRENGTHENS LEADERSHIP TEAM

HOUSTON (February 8, 2021) – Golden Nugget Online Gaming, Inc. (Nasdaq: GNOG) reported preliminary financial results for the full year 2020. For the twelve months ended December 31, 2020, GNOG reported the following unaudited estimates:

-	Total Revenue of between $90.0 and 91.0 million compared to $55.4 million in 2019, an increase of approximately 63%,
-	Gross Gaming Revenue[1] of between $101.0 and $102.0 million, compared to $60.9 million during the same period in 2019, an increase of approximately 67%, and
-	Operating Income of between $23.0 and $24.0 million (between $28.0 and $29.0 million before approximately $4.0 to $5.0 million in costs related to the business combination with Landcadia Holdings II, Inc.), compared to $17.6 in 2019, an increase of approximately 38% (or approximately 62% before business combination costs).

“We are very pleased with yet another year of rapid and profitable growth. 2020 was a transformational year for GNOG, which went public, reached $100 million in GGR and signed market access agreements in multiple states. We look forward to replicating our New Jersey success in many other states and taking advantage of the strong growth of online gaming in the US.” said Tilman J. Fertitta, Chairman and CEO of GNOG.

On January 22nd, GNOG started its online operations in Michigan, in partnership with the Ojibwa casino. After a soft launch in January, GNOG has been quickly ramping up its online casino marketing investment, seeing tremendous momentum in player acquisition and revenue.

Thomas Winter, President of GNOG added, “We are thrilled to be live in Michigan and are optimistic on the revenue opportunity. We have just launched our marketing campaign and are already recording close to $2 million dollars in daily casino wagers. Michigan is embracing online gaming at a rapid pace and we anticipate that our business in the Great Lakes State will exceed our earlier expectations”.

GNOG is also pleased to announce that online gaming industry veteran Kevin Vonasek joined the Company as its Vice President of Corporate Development. In his new role, Mr. Vonasek will drive the Company’s expansion into new states and work on a broad range of strategic initiatives including the addition of exclusive and innovative products. Formerly Chief Product Officer Americas at NYX Gaming Group and VP of Business Development Americas at Scientific Games Digital, Mr. Vonasek is highly regarded in the digital gaming and sports betting industry.

“Kevin holds the perfect mix of product, commercial and entrepreneurial expertise that we were looking for. He will play a key role in our ambitious expansion plans.” said Thomas Winter.

1 Gross Gaming Revenue is a non-GAAP financial measure. See “Non-GAAP Financial Measure” below for a discussion of the definition of Gross Gaming Revenue and a reconciliation of Gross Gaming Revenue to its most comparable GAAP measure.

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Kevin Vonasek said: “For many years I have held the Golden Nugget team and their accomplishments in the highest regard. I am very excited to be joining the team and I look forward to helping GNOG expand its market leading position across every US iGaming market.”

About GNOG

Golden Nugget Online Gaming is a leading online gaming company that is considered a market leader by its peers and was first to bring Live Dealer and Live Casino Floor to the United States online gaming market. GNOG was the recipient of 15 eGaming Review North America Awards, including the coveted "Operator of the Year" award in 2017, 2018, 2019 and 2020.

Preliminary Results

The financial results presented in this press release are preliminary, estimated and unaudited. The preliminary estimated financial results discussed in the press release reflect management’s estimates based solely upon information available to management as of the date of this press release and are subject to change upon the completion of GNOG’s financial closing procedures, final adjustments and other developments, including audit and review by GNOG’s independent registered public accounting firm, that may arise between now and the time the financial results for the fourth quarter and year-end are finalized. During the course of that process, GNOG may identify items that would require it to make adjustments, which may be material, to the information in the press release. As a result, the preliminary unaudited financial information included in the press release is forward-looking information and is subject to risks and uncertainties, including possible material adjustments to the preliminary financial information and the other risks and uncertainties described below under “Forward-Looking Statements.” Accordingly, you should not place undue reliance on these estimates. The information presented herein should not be considered a substitute for the financial information to be filed with the SEC in GNOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 once it becomes available.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our expected results of operations or financial condition, business strategy and plans, user growth and engagement, product initiatives, and objectives of management for future operations, and the impact of COVID-19 on our business and the economy as a whole, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "contemplate," "continue," "could," "estimate," "expect," “expectations,“ "forecast," "going to," "intend," "may," "plan," "potential," "predict," "project," "propose," "should," "target," "will," or "would" or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including the ongoing COVID-19 pandemic that we believe may affect our business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside GNOG's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of GNOG's business combination; costs related to the business combination; the inability to maintain the listing of GNOG's shares on Nasdaq; GNOG's ability to manage growth; GNOG's ability to execute its business plan and meet its projections; potential litigation involving GNOG; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for GNOG's products and services, and in particular economic and market conditions in the media / entertainment / gaming / software industry in the markets in which GNOG's operates; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and GNOG's liquidity, operations and personnel, as well as risks, uncertainties, and other factors described in the section entitled "Risk Factors" in GNOG's filings with the SEC, which are available on the SEC's website at www.sec.gov. Additional information will be made available in other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to the COVID-19 pandemic, except as required by law.

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Non-GAAP Financial Measure

Gross gaming revenue is a financial measure that is not calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”). We define gross gaming revenue as gaming revenue plus progressive jackpot accruals and promotional credits wagered. The reconciliation of this non-GAAP financial measure to its comparable GAAP financial measure is presented in the table appearing below. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. GNOG believes that presenting non-GAAP financial measures aids in making period-to-period comparisons and is a meaningful indication of its actual and estimated operating performance. GNOG’s management utilizes and plans to utilize this non-GAAP financial information to compare GNOG’s operating performance to comparable periods and to internally prepared projections. GNOG’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

MEDIA CONTACTS:

Katelyn Roche Gosslee, Katelyn@dpwpr.com

Mary Ann Cuellar, MaryAnn@dpwpr.com

Dancie Perugini Ware Public Relations

713-224-9115

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Reconciliation of Gaming Revenue to Gross Gaming Revenue (Unaudited)

	For the Year Ended
	December 31,
	Estimate
	2020	2019
Gaming revenue	$79.0	$47.7
Progressive jackpot accruals and promotional credits wagered	22.0	13.2
Gross gaming revenue	$101.0	$60.9